                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                               February 27, 1998
                               -----------------
                Date of Report (Date of earliest event reported)


                           ROGUE WAVE SOFTWARE, INC.
                           -------------------------
             (Exact name of registrant as specified in its charter)


              Delaware              0-28900            93-1064214
              ---------------------------------------------------
    (State or other jurisdiction  (Commission       (I.R.S. Employer
         of incorporation)        File Number)     Identification No.)

                             5500 Flatiron Parkway
                               Boulder, CO 80301
                               -----------------
                    (Address of principal executive offices)


                                 (303) 545-3000
                                 --------------
              (Registrant's telephone number, including area code)

     The undersigned registrant hereby amends its Form 8-K dated February 27, 1998 and filed on March 9, 1998 by adding Items 7(a) and 7(b).

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

  (a) FINANCIAL STATEMENTS OF THE BUSINESS ACQUIRED, PREPARED PURSUANT TO  RULE
3.05 OF REGULATION S-X:



                        REPORT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
Stingray Software, Inc.:

     We have audited the accompanying balance sheet of Stingray Software, Inc. as of December 31, 1997, and the related statements of operations, shareholders' equity, and cash flows for the year ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Stingray Software, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



                              Coopers & Lybrand L.L.P.


Raleigh, North Carolina
January 26, 1998

                             STINGRAY SOFTWARE, INC.

                                  BALANCE SHEET




                                                                                           DECEMBER 31,
                                                                                           ------------
                                        ASSETS                                                 1997
                                                                                               ----



Current assets:
   Cash and cash equivalents......................................................         $  806,256
   Accounts receivable, trade (net of allowance for returns and
       doubtful accounts of $29,000)..............................................            447,861
   Prepaid advertising............................................................            101,879
   Other current assets...........................................................             34,098
                                                                                           ----------
          Total current assets....................................................          1,390,094
Property and equipment, net.......................................................            363,486
Capitalized software..............................................................            113,987
Organization costs................................................................                262
                                                                                           ----------
          Total assets............................................................         $1,867,829
                                                                                           ==========

                                 LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable...............................................................         $  255,241
   Deferred revenue...............................................................            793,776
   Accrued expenses...............................................................             38,817
                                                                                           ----------
          Total current liabilities...............................................          1,087,834
Shareholders' equity:
   Common stock, no par value; 10,000,000 shares authorized;
        2,250,000 issued and outstanding..........................................             15,000
   Retained earnings..............................................................            764,995
                                                                                           ----------
          Total shareholders' equity..............................................            779,995
                                                                                           ----------
          Total liabilities and shareholders' equity..............................         $1,867,829
                                                                                           ==========




   The accompanying notes are an integral part of the financial statements.

                            STINGRAY SOFTWARE, INC.

                            STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997


                                                              1997
                                                          ------------

Net revenues..........................................     $4,452,542
                                                           ----------

Expenses:
 Personnel............................................      1,769,126
 Office operations....................................        194,861
 Direct product costs.................................        445,241
 Marketing and advertising............................        832,598
 Provision for doubtful accounts......................          6,117
 Professional services................................        100,931
 Travel and entertainment.............................         91,238
 Depreciation and amortization........................         75,291
 Miscellaneous........................................         59,785
                                                           ----------
   Total expenses.....................................      3,575,188
                                                           ----------
   Income from operations.............................        877,354
Interest income.......................................         29,051
                                                           ----------
   Net income.........................................     $  906,405
                                                           ==========


Basic earnings per share                                       $ 0.40
                                                               ======
Diluted earnings per share                                     $ 0.40
                                                               ======

Shares used in basic per share calculation                  2,250,000
Dilutive effect of stock options                               28,853
                                                           ----------
Shares used in diluted per share calculation                2,278,853
                                                           ==========




    The accompanying notes are an integral part of the financial statements

                             STINGRAY SOFTWARE, INC.

                        STATEMENT OF SHAREHOLDERS' EQUITY


                                                                             RETAINED
                                                                             EARNINGS
                                                                           (ACCUMULATED
                                                   COMMON STOCK              DEFICIT)                 TOTAL
                                                  ----------------     --------------------      ---------------

Balance at December 31, 1996...............         $   15,000           $     (410)                $   14,590
Net income.................................                                 906,405                    906,405
Dividends paid.............................                                (141,000)                  (141,000)
                                                  ----------------     --------------------       ---------------

Balance at December 31, 1997...............         $   15,000           $  764,995                 $  779,995
                                                  ================     ====================       ===============




   The accompanying notes are an integral part of the financial statements.

                            STINGRAY SOFTWARE, INC.

                            STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1997


                                                                                                               1997
                                                                                                          -------------
Cash flows from operating activities:
  Net income.........................................................................................     $  906,405
  Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation and amortization...................................................................         75,291
     Provision for doubtful accounts.................................................................          6,117
     Changes in operating assets and liabilities:
       Accounts receivable...........................................................................       (319,158)
       Other current assets..........................................................................       (103,152)
       Accounts payable..............................................................................        192,434
       Deferred  revenue.............................................................................        622,872
       Accrued liabilities...........................................................................        (67,271)
                                                                                                          ----------

         Net cash provided by operating activities...................................................      1,313,538
                                                                                                          ----------

Cash flows used in investing activities:
  Purchase of software products......................................................................       (127,535)
  Purchase of equipment..............................................................................       (342,447)
                                                                                                          ----------

         Net cash used in investing activities.......................................................       (469,982)
                                                                                                          ----------

Cash flows used in financing activities:
  Payments of dividends..............................................................................       (141,000)
                                                                                                          ----------

         Net increase in cash........................................................................        702,556

Cash and cash equivalents at beginning of year.......................................................        103,700
                                                                                                          ----------

Cash and cash equivalents at end of year.............................................................     $  806,256
                                                                                                          ===========




    The accompanying notes are an integral part of the financial statements.

                             STINGRAY SOFTWARE, INC.

                          NOTES TO FINANCIAL STATEMENTS


(1)  DESCRIPTION OF BUSINESS

Description of Business

     Stingray Software, Inc. (the "Company") was incorporated in the State of North Carolina on July 10, 1995. The Company designs, develops and markets object-oriented developer tools for Windows software programmers worldwide. Its products are designed to extend a popular development tool called Microsoft Visual C++. During 1996, the Company entered the Java developers tool market by offering its object-oriented tools in the form of Java class libraries that are compatible with Microsoft Visual J++ and Symantec's Cafe product lines.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

     The Company recognizes revenue in accordance with the provisions of AICPA Statement of Position No. 91-1, "Software Revenue Recognition" (SOP 91-1). Revenue from the non-exclusive licensing of off-the-shelf software products is recognized when the software is delivered to the customer in accordance with the terms of the contract. The Company provides customer support under its license agreements and an appropriate portion of the license fees is deferred and amortized over the initial support period, generally 60 days.

     Revenue from recurring subscription contracts is recognized ratably over the subscription period, which is generally twelve months. Subscription revenue which is not yet earned is included in deferred revenue.

     The Company grants its customers a 30-day money-back guarantee of satisfaction on its software products. Accordingly, a provision for estimated returns is recorded at the time of the sale.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Property and Equipment

     Property and equipment is recorded at cost. Depreciation is charged to operations over the estimated useful lives of the property, using the straight-line method.

     The estimated useful lives are as follows:

               Furniture and fixtures      7 years
               Office equipment            5 years
               Computer equipment          5 years

     Expenditures for repairs and maintenance are charged to expense as incurred. The costs of major renewals and betterments are capitalized and depreciated over their estimated useful lives. The cost and related accumulated depreciation of the assets are removed from the accounts upon disposition and any resulting gain or loss is reflected in operations.

     The Company evaluates long-lived assets for potential impairment by analyzing the operating results, trends and prospects for the Company, comparing results to their competitors, and considering any other events and circumstances which might indicate potential impairment.

Organization Costs

     Organization costs of $525 are amortized by the straight-line method over five years. Accumulated amortization was $263 at December 31, 1997.

Cash and Cash Equivalents

     The Company considers all highly liquid investments with a maturity of three months or less at the date of acquisition to be cash equivalents. Credit card deposits-in-transit are also included in cash and cash equivalents due to the short-term nature of these items.

Income Taxes

     The Company has elected to be taxed as an S corporation for federal and state income tax purposes. Therefore, taxable income is included in the income tax returns of the shareholders. Accordingly, no provision for income tax expense is reflected in the accompanying financial statements.

Fair Value of Financial Instruments

     Statement of Financial Accounting Standards No. 107, "Disclosure about Fair value of Financial Instruments" requires the Company to disclose estimated fair values of its financial instruments. The Company's financial instruments consist of cash and cash equivalents and accounts receivable whose carrying values approximate fair value because of their short maturity.

Profit Sharing

     Profit sharing expense is determined as described in Note 5. The Company accrues profit sharing expense during the year for which the expense relates.

Concentration of Credit Risk

     Concentrations of credit risk that arise from financial instruments exist for groups of counterparties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions. The Company has no significant exposure to any individual customer. The Company sells products and provides services primarily to companies and institutions located throughout the United States and generally requires no collateral. An allowance is provided in an amount equal to the estimated returns and collection losses of accounts receivable. The allowance is based on historical returns and collection experience and a review of the current status of the existing receivables. The Company maintains its cash in bank deposit accounts which, at times, exceed federally insured limits. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

Advertising Costs

     Advertising costs of $794,693 during the year ended December 31, 1997, were expensed as incurred. Additional advertising costs of $92,446 remain in other current assets as of December 31, 1997. These items will be expensed as the advertisements occur.

Research and Development Costs

     Research and development costs of approximately $94,000 during the year ended December 31, 1997 were expensed as incurred. The Company has not capitalized any research and development costs under Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed", because the portion of the Company's research and development costs that would be subject to capitalization has not been material to the results of operations.

Capitalized Software

     The Company capitalizes software purchased for resale. These items are recorded at cost and amortized on the straight-line method over a three-year period. Accumulated amortization was $13,548 at December 31, 1997.

Computation of Net Income Per Share

     Income per share is presented in accordance with the provisions of `Statement of Financial Accounting Standards No. 128, Earnings Per Share (SFAS
128). SFAS 128 replaced the presentation of primary and fully diluted earnings per share (EPS), with a presentation of basic EPS and diluted EPS. Under SFAS 128, basic EPS excludes dilution for potential common shares and is computed by dividing income or loss available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock and resulted in the issuance of common stock.

Accounting for Stock Based Compensation

     As permitted by Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation" ("SFAS No. 123"), the Company has chosen to apply APB Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its plan. Accordingly, no compensation cost has been recognized for options granted under the plan. However, the Company has disclosed in Note 7 the pro forma effects had compensation cost been determined based on the fair value of the options at the grant date.

New Accounting Pronouncements

     In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS 130, Reporting Comprehensive Income, which establishes standards for reporting and display of comprehensive income and its components (revenue, expenses, gains, and losses) in a full set of general-purpose financial statements. The Company will adopt SFAS 130 in its fiscal year 1998. The Company does not expect this new pronouncement to have a significant impact on the financial statements.

     In June 1997, the FASB issued SFAS 131, Disclosure about Segments of an Enterprise and Related Information, which changes the way public companies report information about operating segments. SFAS 131, which is based on the management approach to segment reporting, establishes requirements to report selected segment information quarterly and to report entity-wide disclosures about products and services, major customers, and the material countries in which the entity holds assets and reports revenue. The Company will adopt SFAS 131 in its fiscal year 1998. The Company does not expect this new pronouncement to have a significant impact on the financial statements.

     In June 1997, the FASB issued SFAS 132, Employer's Disclosures about Pensions and Other Postretirement Benefits, which standardized the disclosure requirements for pensions and other postretirement benefits to the extent practicable, requires additional information and changes in the benefit obligations and fair values of plan assets that will facilitate financial analysis, and eliminates certain disclosures that are no longer useful. The Company will adopt SFAS 132 in its fiscal year 1998. The Company does not expect this new pronouncement to have a significant impact on the financial statements.

(3)  PROPERTY AND EQUIPMENT

     Property and equipment consist of the following at December 31, 1997:

                                                                    1997
                                                                 ----------
Furniture and fixtures........................................     $ 13,305
Office equipment..............................................      186,197
Computer equipment............................................      246,810
                                                                   --------

                                                                    446,312
Less accumulated depreciation.................................       82,826
                                                                   --------

                                                                   $363,486
                                                                   ========

         Depreciation expense was $61,638 for the year ended December 31, 1997.


(4)  LEASE OBLIGATIONS

     Rent expense was $93,760 for the year ended December 31, 1997.

     The Company leases its office facilities and certain equipment under operating lease agreements expiring through November 30, 2003. Future lease payments under noncancelable operating leases at December 31, 1997 are as follows:

Year ending December 31:
------------------------
   1998..................................................       $  268,361
   1999..................................................          281,238
   2000..................................................          280,934
   2001..................................................          268,997
   2002..................................................          274,509
   Thereafter............................................          256,266
                                                                ----------

   Total minimum lease payments..........................       $1,630,305
                                                                ==========


(5)  EMPLOYEE BENEFITS

     The Company has a profit sharing plan which covers substantially all employees. Contributions to the plan are determined by the Company's Board of Directors and cannot exceed the amount deductible for federal income taxes. There was no contribution to the profit sharing plan for the year ended December 31, 1997.

(6)  COMMON STOCK

     On March 25, 1997, the shareholders amended the Articles of Incorporation to increase the number of shares authorized to 10,000,000 and executed a 300:1 stock split. The financial statements have been restated to reflect the effect of the split.

(7)  STOCK COMPENSATION

     The Company has a stock option plan (the "Plan") whereby nonqualified and incentive stock options are granted to key employees. Under the terms of the Plan, options to purchase common stock are granted at an exercise price equal to the market price of the Company's common stock on the date of grant.

The Plan reserves 337,500 shares of the Company's common stock for issuance to employees, consultants and directors of the Company. Options granted under the Plan generally vest over four years.


     Activity in the Plan for the year ended December 31, 1997 is summarized as follows:

                                                                                               Weighted
                                                         Available                              Average
                                                         For Grant        Outstanding       Exercise Price
                                                       -------------   -----------------   -----------------
Balance, December 31, 1996                                       --                  --
Shares reserved for grant                                   337,500                  --
Granted on June 10, 1997                                    (11,250)             11,250                $0.67
Granted on July 29, 1997                                    (62,450)             62,450                $0.65
Options cancelled at employee termination                     5,750              (5,750)               $0.65
                                                            -------              ------                -----
Balance, December 31, 1997                                  269,550              67,950                $0.65
                                                            =======              ======                =====

     The options granted in 1997 vest over a four-year period, 25% on each anniversary of the grant date, and expire in 10 years. As of December 31, 1997, none of these options were vested. The weighted average remaining contractual life at December 31, 1997 was 9.6 years.

     Had compensation cost been recognized based on the fair value of the options at the grant dates for awards under the Plan consistent with the method of SFAS No. 123, the Company's net income for the year ended December 31, 1997 would have been decreased to $904,283.

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants during 1997. The weighted average fair value of options granted during 1997 was $.29.

          Dividend yield                   0%
          Risk-free interest rate          5.74%
          Expected lives, in years        10

     On July 29, 1997, the Company granted stock appreciation rights ("SAR's") for 38,780 shares at an exercise price of $.65 per share. The SAR's vest over a four-year period, 25% per year. At December 31, 1997, the Company recognized compensation expense and accrued a liability of $28,867 for the estimated vested value of the SAR's. All of the SAR's were outstanding as of December 31, 1997.

(8)  LINE OF CREDIT

     On July 3, 1997, the Company entered into a $100,000 Line of Credit Agreement with Wachovia Bank to be used to fund general working capital as needed. This agreement has an interest rate of prime plus one-half percent. As of December 31, 1997, the Company has not borrowed under this line of credit.

(9)  SUBSEQUENT EVENTS

     On January 15, 1998, the shareholders entered into a merger agreement with SR Acquisition Corporation ("SRA") and Rogue Wave Software, Inc. ("Rogue Wave"), in which SRA will be merged into the Company, which will become a wholly-owned subsidiary of Rogue Wave. The shareholders of the Company will receive shares of Rogue Wave common stock based on an exchange ratio. The exchange ratio is the difference between 19.99% of the outstanding shares of Rogue Wave common stock on the date of closing less the number of shares required to satisfy outstanding options on the Company's common stock divided by the number of outstanding shares of the Company's common stock on the date of closing. Rogue Wave will then assume liability for options outstanding under the Company's 1997 Stock Award Plan. This merger is scheduled to be consummated on February 28, 1998.

  (B) PRO FORMA FINANCIAL INFORMATION REQUIRED PURSUANT TO ARTICLE 11 OF REGULATION S-X:

   The following unaudited pro forma condensed combined financial statements assume a business combination between Rogue Wave and Stingray accounted for on a "pooling of interest" basis. The unaudited pro forma condensed combined financial statements are based upon the respective historical financial statements of Rogue Wave and Stingray and should be read in conjunction with such historical financial statements and the notes thereto, which are incorporated herein.

   The pro forma information is presented for illustrative purposes only, and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated as presented in the accompanying unaudited pro forma condensed combined financial information, nor is it necessarily indicative of future operating results or financial position.

   These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and the related notes thereto of Rogue Wave and of Stingray.

                           ROGUE WAVE SOFTWARE, INC.
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                                 (in thousands)



                                                                                             DECEMBER 31, 1997
                                                                                            ------------------
                                                                                                                  PRO FORMA
                                                   ASSETS                                ROGUE WAVE     STINGRAY  COMBINED
                                                   ------                                ----------     --------  --------
Current assets:
   Cash and cash equivalents.........................................................     $ 6,750       $  806    $ 7,556
   Short-term investments............................................................      29,603           --     29,603
   Accounts receivable, net..........................................................       6,058          448      6,506
   Prepaid expenses and other current assets.........................................         966          136      1,102
                                                                                          -------       ------    -------

   Total current assets..............................................................      43,377        1,390     44,767
Furniture, fixtures and equipment, net...............................................       4,580          478      5,058
Other noncurrent assets, net.........................................................       2,168            0      2,168
                                                                                          -------       ------    -------

   Total assets......................................................................     $50,125       $1,868    $51,993
                                                                                          =======       ======    =======



                         LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable..................................................................         936          255      1,191
   Accrued expenses..................................................................       2,307           39      2,346
   Deferred revenue..................................................................       5,599          794      6,393
   Current portion of long-term obligations..........................................         184           --        184
                                                                                          -------       ------    -------

   Total current liabilities.........................................................       9,026        1,088     10,114
Long-term obligations, less current portion..........................................         321           --        321
                                                                                          -------       ------    -------

   Total liabilities.................................................................       9,347        1,088     10,435

Commitments and contingencies


Stockholders' equity:
   Common stock, $0.001 par value. Authorized 35,000 shares; issued and outstanding
   10,063 shares at December 31, 1997................................................           8           15         23
     Additional paid-in capital......................................................      36,806           --     36,806
   Retained earnings.................................................................       3,974          765      4,739
   Cumulative translation adjustment.................................................         (10)          --        (10)
                                                                                          -------       ------    -------

   Total stockholders' equity........................................................      40,778          780     41,558
                                                                                          -------       ------    -------

   Total liabilities and stockholders' equity........................................     $50,125       $1,868    $51,993
                                                                                          =======       ======    =======




   See accompanying notes to unaudited pro forma condensed combined financial statements.

                           ROGUE WAVE SOFTWARE, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                     (in thousands, except per share data)


                        Year ended  September 30, 1995
                        ------------------------------

                                                                                  Pro forma
                                              Rogue Wave           STINGRAY            Combined
                                          ------------------   -----------------   ----------------

Revenue:
  License revenue                                    10,417                   65           $10,482
  Service and maintenance revenue                     1,520                    -             1,520
                                                    -------                -----           -------

Total revenue                                        11,937                   65            12,002
                                                    -------                -----           -------

Cost of revenue:
  Cost of license revenue                             1,048                   11             1,059
  Cost of service and maintenance revenue             1,123                    -             1,123
                                                    -------                -----           -------
    Total cost of revenue                             2,171                   11             2,182
                                                    -------                -----           -------

    Gross profit                                      9,766                   54             9,820
                                                    -------                -----           -------

Operating expenses:
  Product development                                 3,204                    7             3,211
  Sales and marketing                                 4,880                   11             4,891
  General and administrative                          1,487                   11             1,498
                                                    -------                -----           -------
     Total operating expenses                         9,571                   29             9,600
                                                    -------                -----           -------
     Income from operations                             195                   25               220
Other expense net                                       (10)                   -               (10)
                                                    -------                -----           -------

    Income before income taxes                          185                   25               210
Income tax expense                                      106                    -               106
                                                    -------                -----           -------
    Net income                                      $    79                   25           $   104
                                                    =======                =====           =======



Basic earnings per share                              $0.02                $0.03             $0.03
                                                    =======                =====           =======
Diluted earnings per share                            $0.02                $0.03             $0.02
                                                    =======                =====           =======


Shares used in basic per share calculation            3,342                  787             4,129
Shares used in diluted per share calculation          4,154                  787             4,941


                      See accompanying notes to unaudited pro forma condensed combined financial statements.

                           ROGUE WAVE SOFTWARE, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                     (in thousands, except per share data)



                                      Year ended
                                   September 30, 1996               Pro forma
                                   ------------------            ----------------
                            Rogue Wave           STINGRAY            Combined
                        ------------------   -----------------   ----------------
Revenue:
 License revenue.....             $14,986               $1,273           $16,259
 Service and
  maintenance revenue               3,859                  120             3,979
                                  -------               ------           -------
   Total revenue.....              18,845                1,393            20,238
                                  -------               ------           -------

Cost of revenue:
 Cost of license
  revenue............               1,276                  216             1,492
 Cost of service and
  maintenance revenue               1,663                   --             1,663
                                  -------               ------           -------
   Total cost of
    revenue..........               2,939                  216             3,155
                                  -------               ------           -------
   Gross profit......              15,906                1,177            17,083
                                  -------               ------           -------

Operating expenses:
 Product development.               5,548                  534             6,082
 Sales and marketing.               8,234                  364             8,598
 General and
  administrative.....               2,204                  275             2,479
                                  -------               ------           -------
   Total operating
    expenses.........              15,986                1,173            17,159
                                  -------               ------           -------
   Income (loss)
    from operations..                 (80)                   4               (76)
Other income net.....                  91                    9               100
                                  -------               ------           -------
   Income before
    income taxes.....                  11                   13                24
Income tax benefit...                 (24)                  --               (24)
                                  -------               ------           -------
   Net income........             $    35                   13                48
                                  =======               ======           =======


Basic earnings per
 share...............               $0.01                $0.01             $0.01
                                  =======               ======           =======
Diluted earnings per
 share...............               $0.01                $0.01             $0.01
                                  =======               ======           =======
Shares used in basic
 per share
 calculation.........               3,425                1,652             5,077
Shares used in
 diluted per share
 calculation.........               5,941                1,652             7,593


    See accompanying notes to unaudited pro forma condensed combined financial statements.

                           ROGUE WAVE SOFTWARE, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                      (in thousands, except per share data)



                                          Year ended
                                       September 30, 1997                    Pro forma
                                       --------------------              ------------------
                                Rogue Wave              STINGRAY              Combined
                           --------------------   --------------------   ------------------
Revenue:
 License revenue........                $21,351                 $3,774              $25,125
 Service and
  maintenance revenue...                  8,815                    755                9,570
                                        -------                 ------              -------
   Total revenue........                 30,166                  4,529               34,695
                                        -------                 ------              -------

Cost of revenue:
 Cost of license revenue                  1,624                    367                1,991
 Cost of service and
  maintenance revenue...                  2,918                     78                2,996
                                        -------                 ------              -------
   Total cost of revenue                  4,542                    445                4,987
                                        -------                 ------              -------

   Gross profit.........                 25,624                  4,084               29,708
                                        -------                 ------              -------

Operating expenses:
 Product development....                  6,496                  1,166                7,662
 Sales and marketing....                 13,187                  1,436               14,623
 General and
  administrative........                  3,059                    604                3,663
                                        -------                 ------              -------
   Total operating
    expenses............                 22,742                  3,206               25,948
                                        -------                 ------              -------
   Income (loss) from
    operations..........                  2,882                    878                3,760
Other income (expense),
 net....................                  1,375                     28                1,403
                                        -------                 ------              -------
   Income before income
    taxes...............                  4,257                    906                5,163
Income tax expense
 (benefit)..............                  1,459                     --                1,459
                                        -------                 ------              -------
   Net income...........                $ 2,798                    906              $ 3,704
                                        =======                 ======              =======
Basic earnings per share                  $0.48                  $0.54                $0.49
                                        =======                 ======              =======
Diluted earnings per
 share..................                  $0.32                  $0.54                $0.36
                                        =======                 ======              =======

Shares used in basic
 per share calculation..                  5,844                  1,652                7,496
Shares used in diluted
 per share calculation..                  8,747                  1,673               10,420

Pro forma net income data (unaudited):
 Income before income
  taxes, as reported....                                        $  906              $ 5,163
 Pro forma income tax
  expense...............                                           317                1,776
                                                                ------              -------
  Pro forma net income..                                        $  589              $ 3,387
                                                                ======              =======

Pro forma diluted
 earnings per share
 (unaudited)............                                         $0.35                $0.33
                                                                ======              =======

   See accompanying notes to unaudited pro forma condensed combined financial statements.

                           ROGUE WAVE SOFTWARE, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS


                      (in thousands, except per share data)



                                    THREE MONTHS
                                   ENDED DECEMBER
                                      31, 1997                   Pro forma
                                 ------------------           ---------------
                           Rogue Wave          STINGRAY          Combined
                       ------------------   ---------------   ---------------
Revenue:
 License revenue....               $5,971             1,386           $ 7,357
 Service and
  maintenance
  revenue...........                3,183               318             3,501
                                   ------            ------           -------
   Total revenue....                9,154             1,704            10,858
                                   ------            ------           -------

Cost of revenue:
 Cost of license
  revenue...........                  408               131               539
 Cost of service
  and maintenance
  revenue...........                  901                32               933
                                   ------            ------           -------
   Total cost of
    revenue.........                1,309               163             1,472
                                   ------            ------           -------
   Gross profit.....                7,845             1,541             9,386
                                   ------            ------           -------

Operating expenses:
 Product development                1,938               367             2,305
 Sales and marketing                3,911               526             4,437
 General and
  administrative....                  807               255             1,062
                                   ------            ------           -------
   Total operating
    expenses........                6,656             1,148             7,804
                                   ------            ------           -------
   Income from
    operations......                1,189               393             1,582
Other income net....                  584                12               596
                                   ------            ------           -------
   Income before
    income taxes....                1,773               405             2,178
Income tax expense .                  621                --               621
                                   ------            ------           -------
   Net income.......                1,152               405           $ 1,557
                                   ======            ======           =======
Basic earnings per
 share..............                $0.14             $0.25             $0.16
                                   ======            ======           =======
Diluted earnings
 per share..........                $0.13             $0.24             $0.14
                                   ======            ======           =======
Shares used in
 basic per share
 calculation........                8,388             1,652            10,040
Shares used in
 diluted per share
 calculation........                9,160             1,701            10,861

Pro forma net income data (unaudited):
 Income before
  income taxes, as
  reported..........                                 $  405           $ 2,178
 Pro forma income
  tax expense.......                                    142               763
                                                     ------           -------
  Pro forma net
   income...........                                 $  263           $ 1,415
                                                     ======           =======
Pro forma diluted
 earnings per share
 (unaudited)........                                  $0.15             $0.13
                                                     ======           =======


   See accompanying notes to unaudited pro forma condensed combined financial statements.

  NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. On February 28, 1998, Rogue Wave Software, Inc. (the Company) acquired all of the outstanding common stock of Stingray Software, Inc. (Stingray) in a business combination accounted for as a pooling of interests. In connection with the merger, the Company issued 1,652 shares based on an exchange rate of
0.73 shares of Rogue Wave Common Stock for each outstanding share of Stingray Common Stock. All share and per share information has been restated for the issuance of Rogue Wave common shares in the merger.

2. The accompanying Unaudited Pro Forma Condensed Combined Balance Sheet include the accounts of Rogue Wave and Stingray as of December 31, 1997. The accompanying Unaudited Pro Forma Condensed Combined Statements of Operations include the accounts of Rogue Wave for each of the years ended September 30, 1995, 1996 and 1997 and the three months ended December 31, 1997 and the accounts of Stingray for each of the years ended December 31, 1995, 1996, and 1997 and the three months ended December 31, 1997.

3. There were no material transactions between Rogue Wave and Stingray during any period presented. In addition, it is currently expected that the impact of any conforming accounting policies will not be material. Certain reclassifications have been made to the Stingray historical financial statements to conform to the Company's financial statement presentation.

4. To properly reflect the Company's pro forma net income, the net income of Stingray which was not subject to income taxes due to their S corporation status, has been tax effected and included as a pro forma adjustment to income tax expense in the accompanying pro forma condensed combined statements of operations. This adjustment was computed as if Stingray had been a taxable entity subject to federal and state income taxes for the year and three months ended December 31, 1997, all other periods have not been adjusted due to lack of materiality.


(c)  EXHIBITS

   2.1* Agreement and Plan of Merger and Reorganization among Rogue Wave Software, Inc., a Delaware corporation, SR Acquisition Corp., a North Carolina corporation, Stingray Software, Inc., a North Carolina corporation and the shareholders of Stingray Software, Inc., dated as of January 19, 1998.

   2.2* Articles of Merger and Plan of Merger dated February 27, 1998, filed with the Secretary of State of North Carolina on February 27, 1998.

   4.1* Form of Registration Rights Agreement between Rogue Wave Software, Inc. and the former shareholders of Stingray Software, Inc.

   23.1   Consent of Coopers & Lybrand L.L.P.

_______________

* Incorporated herein by reference to the exhibit of the same number to the Registrant's Form 8-K dated February 27, 1998 and filed on March 9, 1998

                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      ROGUE WAVE SOFTWARE, INC.

Dated:  May 12, 1998                  By: /s/ Michael Scally
        ------------                  ----------------------
                                       Michael Scally
                                       President and Chief Operating Officer

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER   DESCRIPTION OF DOCUMENT
         -----------------------

2.1* Agreement and Plan of Merger and Reorganization among Rogue Wave Software, Inc., a Delaware corporation, SR Acquisition Corp., a North Carolina corporation, Stingray Software, Inc., a North Carolina corporation and the shareholders of Stingray Software, Inc., dated as of January 19, 1998.

2.2* Articles of Merger and Plan of Merger dated February 27, 1998, filed with the Secretary of State of North Carolina on February 27, 1998.

4.1* Form of Registration Rights Agreement between Rogue Wave Software, Inc. and the former shareholders of Stingray Software, Inc.

23.1     Consent of Coopers & Lybrand L.L.P.

______________________


* Incorporated herein by reference to the exhibit of the same number to the Registrant's Form 8-K dated February 27, 1998 and filed on March 9, 1998